Exhibit 10.30
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into by and between Uroplasty, Inc., a Minnesota corporation (“the Company”), and David B. Kaysen (the “Executive”) effective as of the 17th day of May, 2006.
R E C I T A L S:
     WHEREAS, Uroplasty is a medical device company that develops, manufactures and markets innovative, proprietary products for the treatment of voiding dysfunctions; and
     WHEREAS, the Company and the Executive desire to set forth in this Agreement the terms under which Executive will serve as President and Chief Executive Officer of the Company;
     NOW, THEREFORE, the parties hereto agree as follows:
1. Employment and Duties. The Company hereby agrees to employ the Executive, and the Executive hereby accepts the Company’s offer to serve, as President and Chief Executive Officer of the Company beginning on May 21, 2006 (the “Start Date”). As such, the Executive shall have responsibilities, duties and authority reasonably accorded to and expected of such an officer of the Company and will report directly to the Company’s Board of Directors. The Executive agrees to devote the Executive’s full business time, attention and efforts to promote and further the business of the Company. The Executive will faithfully adhere to, execute and fulfill all policies established by the Company’s Board of Directors. The Executive also agrees to serve as a director of the Company (without additional consideration other than provided by this Agreement) until the Executive’s successor is duly elected and qualified or until the Executive’s earlier resignation, removal or death.
     The Executive will not, during the Term of Executive’s employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with the Executive’s duties and responsibilities hereunder. The foregoing limitations will not be construed to prohibit the Executive from making personal investments in such form or manner as will neither require the Executive’s services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 4 hereof. The Executive may also continue to serve as a board member for the three other public companies on whose boards he currently serves.
2. Compensation. For all services rendered by the Executive on and after the Start Date hereof, the Company will compensate the Executive as follows:
     (a) Base Salary. Commencing on the Start Date hereof, the base salary payable to the Executive shall be $255,000 per year, payable on a regular basis in accordance with the

Company’s standard payroll procedures but not less than semi-monthly. Such base salary will be subject to annual review and adjustment by the Company’s Compensation Committee.
     (b) Incentive Bonus Plan. During the Term, the Executive is entitled to an annual cash bonus (the “Annual Bonus”), a part of which will be based on attainment of particular financial milestones (the “Financial Milestones”) and the other part of which will be based on attainment of particular business milestones (the “Business Milestones”). The Annual Bonus is computed as a percentage (not exceeding 50%) of the Executive’s base salary for the fiscal year for which achievement of the Financial and Business Milestones relate.
          (i) Financial and Business Milestones. The Executive and the Company’s Compensation Committee shall mutually agree upon the Financial and Business Milestones (and the percentages of the Executive’s base salary payable upon various levels of achievement) for each fiscal year by May 1 of each year (except as to the balance of fiscal 2007, by July 31, 2006). The Financial Milestones shall be based on line items regularly appearing on the Company’s audited financial statements.
          (ii) Special Fiscal 2007 Annual Bonus. On a one-time basis, and conditioned on the Executive’s continuous full-time employment through the balance of the Company’s fiscal year ending on March 31, 2007, the Company will pay the Executive a minimum Annual Bonus for such fiscal year equal to 25% of the Executive’s base salary paid during such fiscal year (the “Special Fiscal 2007 Annual Bonus”). The Special Fiscal 2007 Annual Bonus will be deducted from any Annual Bonus otherwise earned by the Executive for fiscal 2007.
          (iii) Payment. Each Annual Bonus amount is payable within 15 days of the completion of the audit of the financial statements for the related fiscal year.
     (c) Executive Perquisites, Benefits and Other Compensation. Commencing on the Start Date hereof, the Executive shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:
          (i) Payment of premiums for coverage for the Executive and the Executive’s dependent family members under health, hospitalization and dental insurance plans that the Company may have in effect from time to time, at the levels, and with the co-payments, as established by the Company under such plans.
          (ii) Reimbursement of up to $11,500 on an annual basis for the premiums for Executive’s personal life and disability insurance policies.
          (iii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by the Executive in the performance of the Executive’s services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by the Executive upon submission of any request for reimbursement, and in a format and manner consistent with the Company’s expense reporting policy.
          (iv) Four weeks of paid vacation during each calendar year. If the Executive does not utilize all vacation time during a year, it is forfeited.
3. Stock Options. The Company hereby grants to the Executive options (the “Options”), to acquire 300,000 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), at an exercise price per share (the “Exercise Price”) equal to the closing price of the Company’s Common Stock on the American Stock Exchange as reported by bigcharts.com for the date of this Agreement. The Options are not pursuant to the Company’s 2006 Stock and Incentive Plan. The Options will not be treated as “incentive options” within the meaning of Section 422 of the Code.
     (a) Anti-Dilution Adjustments. The Options are subject to adjustment as provided in this subsection (a).
          (i) Exercise Price Adjustments. The Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:
               (A) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;
               (B) subdivide its then outstanding shares of Common Stock into a greater number of shares; or
               (C) combine outstanding shares of Common Stock, by reclassification or otherwise;
then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Exercise Price per share. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection, the Executive shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this subsection, the Executive shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Exercise Price of such other shares so receivable upon exercise of any Options shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this subsection.
          (ii) Share Adjustments. Upon each adjustment of the Exercise Price pursuant to subsection (a)(i) above, the Executive shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares covered by the Options (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.
          (iii) Reorganization Events. In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under subsection (a)(i) above; but the Executive shall have the right thereafter to convert the Options into the kind and amount of shares of stock and other securities and property which the Executive would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had the Options been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Executive, to the end that the provisions set forth in this subsection shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Options. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.
          (iv) Notice of Adjustments. Upon any adjustment of the Exercise Price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Executive, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of the Options, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
     (b) Vesting; Change of Control. Notwithstanding anything else, the Executive may exercise the Options only to the extent that the Executive is vested in them. Vested Options will be exercisable for ten (10) years from the date hereof. The Options will vest in installments of 1/3rd on each of the Start Date hereof and the first and second anniversaries of the date hereof; provided, however, that the Executive must continue in the employ of the Company through the applicable anniversary date in order to vest in the Options for such anniversary date. Despite the foregoing, the Options will fully vest upon a “Change of Control,” which will be deemed to occur as of the first day after the date hereof that any one or more of the following conditions is satisfied:
          (i) any person or entity, or group of persons or entities acting together, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of any voting security of the Company and, immediately after such acquisition, such person, entity or group is, directly or indirectly, the beneficial owner of voting securities representing a majority of the total voting power of all of the then-outstanding voting securities of the Company and has a larger percentage of voting securities of the Company than any other person, entity or group holding voting securities of the Company;
          (ii) the following individuals no longer constitute a majority of the members of the Board: (A) Daniel G. Holman, Sam B. Humphries, Joel R. Pitlor, Thomas E. Jamison, R. Patrick Maxwell and the Executive (the “Original Directors”); (B) the individuals who thereafter are elected to the Company’s Board of Directors and whose election, or nomination for election, to the Board of Directors was approved by a vote of at least a majority of the Original Directors then still in office (such directors becoming “Additional Original Directors” immediately following their election); and (C) the individuals who are elected to the Board of Directors and whose election, or nomination for election, to the Board of Directors was approved by a vote of at least a majority of the Original Directors and Additional Original Directors then still in office (such directors also becoming “Additional Original Directors” immediately following their election);
          (iii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of outstanding voting securities, other than any such transaction which results in at least a majority of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by at least a majority of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or
          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company’s assets (i.e., 50% or more of the total assets of the Company).

     However, no “Change in Control” will be deemed to have occurred with respect to Executive if Executive is part of a purchasing group which consummates the Change in Control transaction. The Executive will be deemed “part of a purchasing group” for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group except for (i) passive ownership of less than three percent (3%) of the stock of the purchasing company or (ii) ownership of an equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the Original and Additional Original Directors.
     (c) Payment of Exercise Price and Required Withholding Taxes. The Executive may exercise the Options by cash payment (including by check or wire transfer). The Company may condition any exercise upon the Executive’s payment of the minimum required withholding taxes. As to the minimum required withholding taxes, the Executive may pay such amount in cash or by instructing the Company to cancel a number of otherwise then exercisable Options equal in value to the minimum required withholding taxes. In determining the number of Options so cancelable, each Option is deemed to have a value equal to (i) the “Market Price” (as defined below) of a share of Common Stock as of the close of business on the date of the Option exercise less (ii) the Exercise Price per share.
     The term “Market Price” with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national or regional securities exchange or quoted in the National Association of Securities Dealers, Inc.’s Automated Quotations System (“Nasdaq”), or if not listed on a national or regional securities exchange or quoted in Nasdaq, the closing price as reported by bigcharts.com (or if this service is discontinued, such other reporting service acceptable to the Holder), or if no quotations in such Common Stock are available, the fair market value of the shares as determined in good faith by the Board of Directors of the Company.
     (d) Subscription Representations; Transfer Restrictions. The Executive understands that the Options, and the shares of Common Stock issuable upon their exercise, are and will be “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Act”). Accordingly, even if the Executive is fully vested in the Options, the Executive may never be able to resell the underlying shares for a profit, or at all. In any event, the Executive will be able to resell or otherwise transfer the underlying shares only if the sale or other transfer is registered under the Act and applicable state securities laws or there is an available exemption from this registration. The Executive confirms that Executive can bear the loss of Executive’s entire investment in the Company.
     The Executive agrees and acknowledges that (i) none of the Options may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of decent and distribution and then only to Executive’s spouse and/or children (or a trust for their benefit) and (ii) the vested Options may be exercised during the Executive’s lifetime only by the Executive or the Executive’s legal representative.

     (e) Lock-Up Agreement. The Executive agrees that, in the event of each future public offering of the Company’s equity securities (an “Offering”), the Executive will agree to such restrictions on the resale of any shares of the Company’s Common Stock (including the shares underlying the Options) then beneficially owned by Executive as requested by the managing underwriter or underwriters of the Offering; provided, however, that such restrictions run no longer than the period of resale restriction imposed by such underwriters on the Company’s other executive officers and directors. The Executive agrees not to sell or otherwise transfer (including upon death) any of the shares underlying the Options, or any other shares beneficially owned by the Executive, unless the purchaser or recipient agrees in writing to be bound by the foregoing lock-up agreement.
     (f) Stock Certificate Restrictions. The Executive acknowledges that the Company will place a restrictive legend on any certificate representing the shares underlying the Options, and a “stop transfer order” with any transfer agent of the Company’s securities, barring the sale or other transfer of such shares without registration under the Act or an exemption therefrom, and noting the existence of the lock-up agreement above.
     (g) Registration of Shares Underlying the Options. Notwithstanding the above provisions, the Company shall use its best efforts, at its expense, to register the issuance or resale of the shares underlying the Options on Form S-8 under the Act and under applicable state securities laws, and to maintain the effectiveness of the Form S-8 registration statement during the Term of this Agreement and for two years thereafter.
4. Non-Competition and Non-Solicitation.
     (a) Basic Terms. The Executive will not, during the period of the Executive’s employment with the Company and for a period of one (1) year immediately following the termination of the Executive’s employment under this Agreement, for any reason whatsoever, directly or indirectly, for the Executive or on behalf of or in conjunction with any other person, persons, entity, company, business, partnership, corporation, limited liability company or limited liability partnership of whatever nature:
          (i) engage anywhere worldwide (the “Territory”) as an officer, director, shareholder, owner, partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor or as a sales representative, in the development, manufacturing, licensing, marketing or distribution of products or services for the diagnosis or treatment of urinary or fecal voiding dysfunctions (the “Uroplasty Line of Business”) or in any other business in competition with the Company;
          (ii) initiate or enter into any agreement or other arrangement to develop, manufacture, license, market, distribute or acquire any technology, business or entity in the Uroplasty Line of Business, or participate in discussions or provide information relating to or in anticipation of such an agreement or arrangement;

          (iii) call upon or solicit any person who is at that time within the Territory an employee of the Company for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;
          (iv) call upon or solicit any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer or prospective customer (such prospective status being determined by whether the Company within the prior year solicited such person or entity’s business) of the Company within the Territory for the purpose of selling products or services in the Uroplasty Line of Business or otherwise in competition with the Company within the Territory; or
          (v) call upon or solicit any prospective acquisition candidate, on the Executive’s own behalf or on behalf of any competitor, which candidate was, to the Executive’s actual knowledge after due inquiry, either called upon by the Company or for which the Company made an acquisition analysis, for the purpose of acquiring such entity or its assets.
     Notwithstanding the above, the Executive may acquire as a passive investment not more than two percent (2%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.
     (b) Equitable Relief. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, the Executive agrees that the foregoing covenants may be enforced by the Company in the event of breach by the Executive by injunctions and restraining orders.
     (c) Severability and/or Reformation. The covenants in this Section 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall be reformed in accordance therewith.
     (d) Independently Enforceable. All of the covenants in this Section 4 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of one (1) year following termination of employment stated at the beginning of this Section 4, during which the agreements and covenants of the Executive made in this Section 4 shall be effective, shall be computed by excluding from such computation any time during which the Executive is in violation of any provision of this Section 4.

5. Term; Termination; Rights on Termination.
     The term of Executive’s employment under this Agreement begins on the Start Date hereof and continues through May 16, 2007, and, unless terminated sooner as herein provided, will continue thereafter on a year-to-year basis on the same terms and conditions contained herein in effect as of the time of renewal. As used herein, the word “Term” means (i) during the initial period referred to in the preceding sentence, such initial period and (ii) during any one-year renewal pursuant to the terms hereof, such one-year period. This Agreement and the Executive’s employment may be terminated in any one of the following ways:
     (a) Death. The Executive’s death will immediately terminate this Agreement. The Company will pay the Executive’s estate any of Executive’s accrued base salary and any earned, but unpaid, Annual Bonus (at the time otherwise payable under this Agreement) through the date of termination and reimbursement of expenses.
     (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, as reasonably determined by the Executive’s physician, the Executive is absent from the Executive’s full-time duties hereunder for four (4) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such four (4) month period, but which will not be effective earlier than the last day of such four (4) month period), the Company may terminate the Executive’s employment hereunder; provided that the Executive is unable to resume the Executive’s full-time duties at the conclusion of such notice period. The Company will pay the Executive any of the Executive’s accrued base salary and any earned, but unpaid, Annual Bonus (at the time otherwise payable under this Agreement) through the date of termination and reimbursement of expenses.
     (c) Good Cause. The Company may terminate this Agreement ten (10) days after delivery of written notice to the Executive for “good cause,” which is (i) the Executive’s willful, material and irreparable breach of this Agreement; (ii) the Executive’s gross negligence in the performance or intentional nonperformance (continuing for thirty (30) days after receipt of written notice of need to cure) of any of the Executive’s material duties and responsibilities under this Agreement; (iii) the Executive’s willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; or (iv) the Executive’s conviction of a felony crime which materially and adversely affects the operations or reputation of the Company. Upon any termination for good cause above, the Executive will receive no severance compensation other than base salary accrued through the date of termination and reimbursement of expenses.
     (d) Without Good Cause. At any time, either the Executive or the Company may terminate this Agreement and the Executive’s employment, effective thirty (30) days after written notice is provided to the other. If (i) the Company terminates the Executive’s employment without good cause during or at the end of any Term, (ii) this Agreement expires or otherwise terminates at the end of a Term without renewal, (iii) the Executive voluntarily terminates employment with the Company as a result of the Company’s imposition of material and adverse changes, without the Executive’s consent, in the Executive’s principal duties, (iv) the Executive voluntarily terminates employment after the Company moves its principal executive offices more than 100 miles from its current location without the Executive’s consent or (v) in connection with a Change of Control, the Company terminates the Executive’s employment without good cause during the Term, the Executive will receive from the Company any base salary accrued through the date of termination and reimbursement of expenses. In addition, in any of these circumstances, and conditioned on the Executive’s continuing compliance with the other provisions of this Agreement, including Section 4 above, the Company shall pay the Executive, as severance pay, an aggregate amount equal to 100% (160% if the termination is covered by circumstance (v)) of Executive’s base salary in effect at the time of termination. The severance payments will be subject to customary tax withholdings.
     The severance payments will be payable in equal monthly installments on the first day of each month over the first year after the date of termination; provided, however, that if the Company determines in its discretion that the Executive is a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”)) as of the date of termination and that Section 409A of the Code applies with respect to a payment to Executive pursuant to this Section 5(d), the severance payments will commence on the six-month anniversary of the date of termination. The Company reserves the right to revise the timing of any payments hereunder in order to comply with Section 409A of the Code. As a condition to receiving the severance payments provided in this Section 5(d), the Company may require the Executive to execute a full release and waiver of all claims against Employer (excluding claims for amounts required under this Agreement to be paid upon severance and any then existing indemnification obligations to Executive) in a form reasonably acceptable to the Company. If the Company requires such a release, the Company will further delay the commencement of severance payments until the period of rescission for the release has lapsed.
6. Excise Tax Limitation. Notwithstanding anything contained in this Agreement to the contrary, to the extent that the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, the Executive under any other Company plan or agreement (such payments or benefits are collectively referred to as the “Payments”) would be subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, the Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payment to be made or benefit to be provided to Executive shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the “Limited Payment Amount”). Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Payments, by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive’s rights and entitlements to any benefits or compensation.

     The determination of whether the Payments shall be reduced to the Limited Payment Amount pursuant to this Agreement and the amount of such Limited Payment Amount shall be made, at the Company’s expense, by a reputable accounting firm selected by the Executive and reasonably acceptable to the Company (the “Accounting Firm”). The Accounting Firm shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation, to the Company and the Executive within ten (10) days after the end of the Term hereof, if applicable, or such other time as specified by mutual agreement of the Company and the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to the Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payments. The Determination shall be binding, final and conclusive upon the Company and the Executive.
7. Return of Company Property. All records, designs, tradenames and trademarks, service names and service marks, patents, business plans, financial statements, manuals, memoranda, customer and other lists and other property delivered to or compiled by the Executive by or on behalf of the Company, or its representatives, vendors or customers which pertain to the business of the Company are and will remain the property of the Company, and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising and marketing materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by or in the possession of the Executive shall be delivered promptly to the Company without request by it upon termination of the Executive’s employment.
8. Inventions. The Executive will disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by the Executive, solely or jointly with another, during the period of employment, and which are directly related to the business or activities of the Company and which the Executive conceives as a result of the Executive’s employment by the Company. The Executive hereby assigns and agrees to assign all of the Executive’s interests therein to the Company or its nominee. Whenever requested to do so by the Company, the Executive will execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain letters patent of the United States or any foreign country or to otherwise protect the Company’s interest therein. Nothing in this Agreement shall apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Executive’s own time and (i) which does not relate (a) directly to the business of the Company or (b) to the Company’s actual or demonstrably anticipated research or development or (ii) which does not result from any work performed by the Executive for the Company.
9. Trade Secrets. The Executive will not, other than as required by court order, during or after employment with the Company, disclose the confidential terms of the Company’s relationships or agreements with its significant vendors or customers or any other significant and material trade secret of the Company to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.
10. Complete Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and the Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This document may not be later modified except by a written instrument signed by a duly authorized officer of the Company and the Executive, and no term of this Agreement may be waived except by a written instrument signed by the party waiving the benefit of such term.
11. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

To the Company:	Uroplasty, Inc. 5420 Feltl Road Minnetonka, Minnesota 55343 Attention: Daniel G. Holman, Chairman

To the Executive:	David B. Kaysen 8725 Sandro Road Bloomington, Minnesota 55438
Notice is given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 10.
12. Arbitration. Except as to matters of injunctive or equitable relief (over which the parties agree that the federal and state courts located in Minneapolis, Minnesota will have exclusive jurisdiction and are deemed to be of proper venue and convenience to the parties), any unresolved dispute or controversy arising under or in connection with this Agreement will be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Minneapolis, Minnesota, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators will not have the authority to add to, detract from or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel will be final and binding. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. The direct expense of any arbitration proceeding will be borne by the Company.
[continued on next page]

13. Binding Effect; Governing Law. This Agreement will inure to the benefit of the successors or assigns of the Company. The Company agrees that, as a condition of any merger of the Company into or with, or the sale of all or substantially all of the Company’s assets to, another person, firm or entity, it will require the successor expressly to assume the Company’s obligations hereunder. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, exclusive of its conflicts of laws rules.
     IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

UROPLASTY, INC.		EXECUTIVE

By	/s/ Thomas E. Jamison	/s/ David B. Kaysen

	Thomas E. Jamison, Chairman	David B. Kaysen
Compensation Committee